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                                                                    Exhibit 3.51

             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                                       OF
                 FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, LLC
                    (A CALIFORNIA LIMITED LIABILITY COMPANY)
                                       TO
                 FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

      This Certificate of Conversion to Limited Liability Company, dated as of July 19, 2004, is being duly executed and filed by Roland Rapp, as an authorized person, to convert Fountain View Subacute and Nursing Center, LLC, a California limited liability company, to Fountain View Subacute and Nursing Center, LLC, a Delaware limited liability company, under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.).

      1. Fountain View Subacute and Nursing Center, LLC was first formed on July 19, 2004. The jurisdiction of Fountain View Subacute and Nursing Center, LLC at the time it was first formed was California.

      2. Fountain View Subacute and Nursing Center, LLC's name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Fountain View Subacute and Nursing Center, LLC.

      3. The name of Fountain View Subacute and Nursing Center, LLC as set forth in its certificate of formation is Fountain View Subacute and Nursing Center, LLC.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion to Limited Liability Company as of the date first written above.

                                         /s/ Roland Rapp
                                         ---------------------------------------
                                         Roland Rapp
                                         Authorized Person


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                            CERTIFICATE OF FORMATION

                                       OF

                 FOUNTAIN VIEW SUBACUTE AND NURSING CENTER, LLC

      This Certificate of Formation of Fountain View Subacute and Nursing Center, LLC, dated as of July 19, 2004, is being duly executed and filed by Roland Rapp, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et. seq.).

      FIRST. The name of the limited liability company formed hereby is Fountain View Subacute and Nursing Center, LLC.

      SECOND. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Suite 1B, Dover, Kent County, Delaware 19901.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                      /s/
                                         ---------------------------------------
                                         Roland Rapp
                                         Authorized Person